Exhibit 99.1

Contacts:

Phoenix Technologies Ltd.	Sapphire Investor Relations, LLC
Randall Bolten, SVP & CFO	Maria Riley
408-570-1000	408-570-1319
Investor_Relations@phoenix.com	Investor_Relations@phoenix.com

Phoenix Technologies Ltd. Announces

Change in Fiscal Third Quarter Financial Results

MILPITAS, CA: August 2, 2005 — Phoenix Technologies Ltd. (NASDAQ: PTEC) announced today that, subsequent to its earnings release issued July 20, 2005, the Company discovered that revenue relating to one software license transaction that was reported in the Company’s Tokyo, Japan office in the third quarter of fiscal 2005 will have to be reversed due to irregularities associated with the execution of the contract. Upon discovery of the irregularities associated with this transaction, the Company immediately launched an internal investigation, terminated the responsible sales person and placed his immediate supervisor on administrative leave. The Company is continuing to negotiate the terms of a license agreement with the customer in question, and anticipates entering into an arrangement with the customer during this, the Company’s fiscal fourth quarter.

As a result of the investigation conducted to date, the Company has determined that $450,000 in revenue recognized in the fiscal quarter ended June 30, 2005, will be reversed, which will result in a reduction in revenue from $24.2 million to $23.7 million, a reduction in operating income from $1.8 million to $1.3 million, and a reduction in net income from $1.0 million, or $0.04 per diluted share, to $0.7 million, or $0.03 per diluted share. In addition, revenue from new businesses, which include PC applications and total revenues from non-PC devices, will be reduced from $9.1 million to $8.6 million, or 36% of total revenue.

The Company’s internal investigation, conducted by its general counsel, included a review of every transaction involving the responsible parties. Based on the investigation conducted to date, it appears that the transaction in question was an isolated event. The audit committee of the board of directors is continuing its investigation with the assistance of the Company’s outside counsel.

About Phoenix

Phoenix Technologies develops a complete product suite of Core System Software, tools and applications to deliver trusted, seamless computing to digital devices for an Internet-connected world. Phoenix Technologies helped launch the PC industry over 25 years ago. Today, the company is extending its leadership and knowledge at the core of machines, beyond the PC to a wide range of platforms and devices.

Phoenix Core System Software has set the standard for the world’s leading branded PC OEMs and their global network of supply chain and software partners. Today, Phoenix solutions define, identify and restore the world’s best-known systems. These solutions are built into the device core, where they are protected from viruses, user errors, hackers and corruption. Phoenix is headquartered in Milpitas, Calif. (Silicon Valley), with offices worldwide in global business and technology centers. For more information, visit www.phoenix.com.

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Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

With the exception of historical information, the statements set forth above include forward-looking statements that involve risk and uncertainties. Forward looking statements include statements regarding the Company’s investigation of sales activity in its Tokyo, Japan office and the Company’s expectation of entering into an arrangement with the customer involved in the unauthorized contract described above and the terms of such arrangement. All forward-looking statements included in this document are based upon information available to the Company as of the date hereof, and the Company assumes no obligation to update any such forward looking statement. Actual results could differ materially from the Company’s current expectations as a result of known and unknown risks and uncertainties. Factors that could cause actual results to differ materially from those in the forward looking statements include the factors and risks discussed in the Company’s filings with the Securities and Exchange Commission, including its recent filings on Form 10-K, filed December 27, 2004, and Form 10-Q, filed May 10, 2005.

Phoenix, Phoenix Technologies and the Phoenix Technologies logo and TrustedCore, are trademarks and/or registered trademarks of Phoenix Technologies Ltd. All other trademarks are the property of their respective owners.

PHOENIX TECHNOLOGIES LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	June 30, 2005	September 30, 2004
Assets

Current assets:
Cash and cash equivalents	$47,489	$38,898
Short-term investments available for sale	24,939	20,925
Accounts receivable, net	25,614	23,871
Other current assets	4,509	6,268

Total current assets	102,551	89,962

Property and equipment, net	4,637	4,519
Computer software costs, net	5,407	7,922
Goodwill, net	13,933	13,433
Intangible assets, net	385	437
Other assets	2,706	4,612

Total assets	$129,619	$120,885

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	$1,996	$2,188
Accrued compensation and related liabilities	5,973	5,535
Deferred revenue	8,988	9,642
Income taxes payable	2,252	3,136
Other accrued liabilities	3,722	3,765

Total current liabilities	22,931	24,266

Long-term obligations	3,527	3,590

Total liabilities	26,458	27,856

Stockholders’ equity:
Preferred stock	—	—
Common stock	33	32
Additional paid-in capital	183,395	180,525
Retained earnings	10,762	4,793
Accumulated other comprehensive loss	(586)	(1,878)
Less: Cost of treasury stock	(90,443)	(90,443)

Total stockholders’ equity	103,161	93,029

Total liabilities and stockholders’ equity	$129,619	$120,885

PHOENIX TECHNOLOGIES, LTD.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2005	2004	2005	2004
Revenues	$23,733	$23,100	$76,953	$62,272
Cost of revenues	4,371	3,723	12,935	11,379

Gross Margin	19,362	19,377	64,018	50,893

Operating expenses:
Research and development	5,123	5,810	15,068	16,818
Sales and marketing	8,954	8,354	26,953	24,102
General and administrative	3,877	3,360	11,506	9,586
Amortization of acquired intangible assets	17	17	52	51
Stock-based compensation	58	72	190	177
Restructuring and related charges	—	199	—	139

Total operating expenses	18,029	17,812	53,769	50,873

Income (loss) from operations	1,333	1,565	10,249	20

Interest and other income (expense), net	(180)	239	(922)	(128)

Income (loss) before income taxes	1,153	1,804	9,327	(108)

Income tax expense	415	892	3,358	2,025

Net income (loss)	$738	$912	$5,969	$(2,133)

Income (loss) per share:
Basic	$0.03	$0.04	$0.24	$(0.09)
Diluted	$0.03	$0.04	$0.23	$(0.09)
Shares used in income (loss) per share calculation:
Basic	24,893	24,471	24,759	24,413
Diluted	25,781	24,814	25,623	24,413

PHOENIX TECHNOLOGIES LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Nine Months Ended June 30,
	2005	2004
Cash flows from operating activities:
Net income (loss)	$5,969	$(2,133)
Reconciliation to net cash provided by operating activities:
Depreciation and amortization	4,908	5,594
Stock-based compensation	190	177
Loss from disposal of fixed assets	—	268
Deferred income tax	370	(5)

Change in operating assets and liabilities:
Accounts receivable	(1,743)	2,165
Prepaid royalties and maintenance	1,714	1,973
Other assets	1,954	412
Accounts payable	(193)	87
Accrued compensation and related liabilities	438	(2,651)
Deferred revenue	(654)	10,900
Income taxes	(1,257)	33
Accrued restructuring charges	(544)	(607)
Other accrued liabilities	439	(396)

Net cash provided by operating activities	11,591	15,817

Cash flows from investing activities:
Proceeds from sale of investments	139,226	143,122
Purchases of investments	(143,240)	(143,144)
Proceeds from the sale of fixed assets	—	38
Purchases of property and equipment	(2,459)	(1,028)
Acquisition of businesses, net of cash acquired	(500)	(500)

Net cash used in investing activities	(6,973)	(1,512)

Cash flows from financing activities:
Proceeds from stock purchases under stock option and stock purchase plans	2,681	1,191

Net cash provided by financing activities	2,681	1,191

Effect of exchange rate changes on cash and cash equivalents	1,292	(43)

Net increase in cash and cash equivalents	8,591	15,453
Cash and cash equivalents at beginning of period	38,898	26,601

Cash and cash equivalents at end of period	$47,489	$42,054